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                                                               EXHIBIT 99.2

                      [Natural Nutrition Group letterhead]

                                  May 12, 1998

Mr. Paddy Spence
Spence Information Services, L.L.C.
185 Berry Street
San Francisco, California   94107

Dear Paddy:

         Intrepid Food Holdings, Inc. (d/b/a Natural Nutrition Group), the sole stockholder of Health Valley Company ("Health Valley"), intends to file a registration statement with the Securities and Exchange Commission ("SEC") and various state securities commissions for the purpose of registering shares of it common stock for sale to the public (the "Registration Statement").

         Health Valley has purchased market research and other information concerning natural and organic food products from Spence Information Services, Inc. (the "Information"). We have delivered to you the most recent draft of the Registration Statement (the "Draft"). As we have discussed, you have consented to our use and disclosure of, and references to, the Information in the preliminary and final prospectuses related to the Registration Statement and in any of the Company's quarterly and annual reports filed with the SEC and/or distributed to our stockholders after such registration and waived any restrictions on such use, disclosure or reference binding on the Company or Health Valley, provided that such use and disclosure of, or references to, the Information in such prospectuses or reports is, in form and substance, substantially the same as the use and disclosure of, and references to, the Information in the Draft. Please confirm your consent to, and waiver of, the foregoing by signing the enclosed copy of this letter in the space provided at the bottom and return it to me at your earliest convenience.

                                                 Sincerely,


                                                 /s/ William R. Voss

The undersigned hereby confirms its
consent to and waiver of the foregoing.

SPENCE INFORMATION SERVICES, L.L.C.


By: /s/ Paddy Spence
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Its:  President
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